ADMINISTRATIVE SERVICES AGREEMENT

         ADMINISTRATIVE SERVICES AGREEMENT, dated as of November 6, 1996, by and between Kinder, Lydenberg, Domini & Co., Inc., a Massachusetts corporation ("KLD"), and Signature Broker-Dealer Services, Inc., a corporation ("SBDS" or the "Administrator").

                              W I T N E S S E T H:

         WHEREAS, KLD has entered into a Sponsorship Agreement (the "Sponsorship Agreement") with Domini Social Index Portfolio (the "Trust"), an open-end investment company registered under the Investment Company Act of 1940 (collectively with the rules and regulations promulgated thereunder, the "1940 Act"); and

         WHEREAS, as permitted by Section 7 of the Sponsorship Agreement, KLD desires to subcontract some of the performance of its obligations thereunder to SBDS, and SBDS desires to accept such obligations; and

         WHEREAS, KLD wishes to engage SBDS to provide certain administrative services on the terms and conditions hereinafter set forth, so long as the Trustees of the Trust shall have found SBDS to be qualified to perform the obligations sought to be subcontracted;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto as herein set forth, the parties covenant and agree as follows:

         1. DUTIES OF THE ADMINISTRATOR. Subject to the direction and control of the Board of Trustees of the Trust, the Administrator shall perform such administrative and management services as may from time to time be reasonably requested by the Trust and agreed to between KLD and SBDS, which shall include without limitation: (a) providing office space, equipment and clerical personnel necessary for maintaining the organization of the Trust and for performing the administrative and management functions herein set forth; (b) arranging, if desired by the Trust, for Directors, officers or employees of the Administrator to serve as Trustees, officers or agents of the Trust if duly elected or appointed to such positions and subject to their individual consent and to any limitations imposed by law; (c) supervising the overall administration of the Trust, including the updating of corporate organizational documents, and the negotiation of contracts and fees with and the monitoring and coordinating of performance and billings of the Trust's transfer agent, custodian and other independent contractors or agents; (d) preparing and, if applicable, filing all documents required for compliance by the Trust with applicable laws and regulations, including registration statements on Form N-1A or similar forms, as applicable, and financial statements, semi-annual and annual reports to the Trust's investors, proxy statements and reviewing (including coordinating the preparing of, but not preparing) tax returns; (e) preparation of agendas and supporting documents for and minutes of meetings of Trustees, committees of Trustees and preparation of notices, proxy statements and minutes of meeting's of investors; (f) arranging for maintenance of books and records of the Trust;
(g) providing reports and assistance regarding the Trust's compliance with securities and tax laws and its investment objectives and restrictions; (h) arranging for dissemination of yield and other performance information to newspapers and tracking services; (i) arranging for and preparing annual renewals for fidelity bond and errors and omissions insurance coverage; and (j) developing a budget for the Trust, establishing the rate of expense accruals and arranging for


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the payment of all fixed and management expenses. Notwithstanding the foregoing, the Administrator shall not be deemed to have assumed any duties with respect to, and shall not be responsible for, the management of the Trust's assets or the rendering of investment advice and supervision with respect thereto or the distribution of interests ("Shares") of the Trust, nor shall the Administrator be deemed to have assumed or have any responsibility with respect to functions specifically assumed by any transfer agent or custodian of the Trust.

         2. ALLOCATION OF CHARGES AND EXPENSES. SBDS shall pay the entire salaries and wages of all of the Trust's Trustees, officers and agents who devote part or all of their time to the affairs of SBDS or its affiliates, and the wages and salaries of such persons shall not be deemed to be expenses incurred by the Trust.

         3. COMPENSATION OF THE ADMINISTRATOR. For the services to be rendered and the facilities to be provided by the Administrator hereunder, KLD shall pay to the Administrator an administrative fee computed and paid monthly at an annual rate of 0.025% of the Trust's average daily net assets for its then-current fiscal year. If SBDS serves as the Administrator for less than the whole of any period specified in this Section 3, the compensation to SBDS, as Administrator, shall be prorated. For purposes of computing the fees payable to the Administrator hereunder, the value of the Trust's net assets shall be computed in the manner specified in Part A or Part B of the Trust's then-current Registration Statement on Form N-1A filed with the Securities and Exchange Commission.

         4. LIMITATION OF LIABILITY OF THE ADMINISTRATOR. The Administrator shall not be liable for any error of judgment or mistake of law or for any act or omission in the administration or management of the Trust or the performance of its duties hereunder, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of the reckless disregard of its obligations and duties hereunder. As used in this Section 4, the term "Administrator" shall include SBDS and/or any of its affiliates and the Directors, officers and employees of SBDS and/or any of its affiliates.

         5. ACTIVITIES OF THE ADMINISTRATOR. The services of the Administrator on behalf of the Trust are not to be deemed to be exclusive, SBDS being free to render administrative and/or other services to other parties. It is understood that Trustees, officers, and investors of the Trust are or may become interested in the Administrator and/or any of its affiliates, as Directors, officers, employees, or otherwise, and that Directors, officers and employees of the Administrator and/or any of its affiliates are or may become similarly interested in the Trust and that the Administrator and/or any of its affiliates may be or become interested in the Trust as an investor or otherwise.

         6. DURATION, TERMINATION AND AMENDMENTS OF THIS AGREEMENT. This Agreement shall become effective as of the day and year first above written and shall govern the relations between the parties hereto thereafter, unless terminated as set forth in this Section 6. This Agreement may not be altered or amended, except by an instrument in writing, and executed by both parties. This Agreement may be terminated at any time, without the payment of any penalty, with respect to any series or the Trust, by KLD or by the Administrator, in each case on not more than 60 days written notice to the other party.


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         7. SEVERABILITY. If any provision of this Agreement shall become or shall be found to be invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         8. NOTICE. Any notices under this Agreement shall be in writing addressed and delivered personally (or by telecopy) or mailed postage-paid, to the other party at such address as such other party may designate in accordance with this paragraph for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the KLD shall be 129 Mt. Auburn Street, Cambridge, MA 02138 and the address of SBDS shall be 6 St. James Avenue, 9th Floor, Boston, Massachusetts 02116.

         9. MISCELLANEOUS. Each party agrees to perform such further actions and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced and interpreted in accordance with and governed by the laws of the Commonwealth of Massachusetts without reference to principles of conflicts of law. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered in their names and on their behalf by the undersigned, thereunto duly authorized, all as of the day and year first above written.

                           KINDER, LYDENBERG, DOMINI & CO., INC.


                       By
                           Name:
                           Title:


                           SIGNATURE BROKER-DEALER SERVICES, INC.


                       By
                           Philip W. Coolidge
                           President and Chief Executive Officer

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